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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   Form 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      June 20, 1997

                          MIDDLE BAY OIL COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           Alabama                  0-21702                  63-1081013
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)            Identification No.)

                115 South Dearborn Street, Mobile, Alabama 36602
                    (Address of principal executive offices)

Registrant's telephone number, including area code          (334) 432-7540

                                       N/A
          (Former name or former address, if changed since last report)


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On June 20, 1997, Middle Bay Oil Company, Inc. (the "Registrant" or "Middle Bay") entered into an Agreement and Plan of Merger with Shore Oil Company ("Shore")and Shore's shareholders whereby Shore would become a wholly-owned subsidiary of Middle Bay in exchange for Middle Bay common stock and cash.

         Shore is a privately-held domestic exploration and production company with oil and gas properties in Louisiana, Texas, Alabama and Mississippi, as well as approximately 40,000 acres of mineral interests in Lafourche, Terrebonne and St. Mary Parishes, Louisiana.

         The transaction was closed and became effective on June 30, 1997. Pursuant to the terms of the merger agreement, Middle Bay authorized the issuance of 1,883,333 shares of its common stock, paid Shore's indebtedness to its shareholders of approximately $2,333,303 and assumed bank debt of $2,105,000. In addition, Middle Bay paid $200,000 cash and issued 266,667 shares of preferred stock which are convertible into as many as 1,333,333 shares of common stock over the next five years, contingent upon the results of drilling on Shore's Louisiana mineral acreage. The cash funding for this transaction was provided by Kaiser-Francis Oil Company which purchased 500,000 shares of Middle Bay Series A Preferred Stock for $3,000,000. The funding by Kaiser-Francis Oil Company completes the original funding commitment of $10,000,000 in accordance with the preferred stock purchase agreement pursuant to which a total of 1,666,667 shares of Series A Preferred Stock have been issued at $6.00 per share. Each Series A share is convertible into two shares of Middle Bay common stock.
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         The merger added approximately 954,000 barrels of oil and natural gas liquids and 5,471 million cubic feet of natural gas to Middle Bay's reserves. As a result of the merger, Middle Bay now has total reserves of approximately 3,227,000 barrels of oil and natural gas liquids, and 20,670 million cubic feet of natural gas, with a discounted value of $60,570,000 based upon independent engineering company estimates as of January 1, 1997.

         The majority stockholders of Shore were WESKIDS, L.P., an investment affiliate of the family of William E. Simon, former U.S. Treasury Secretary, and Alvin V. Shoemaker, former Chairman of First Boston Corporation. Stephen W. Herod, President, and W. Tim Section, Vice President, held minority interests in Shore. Herod and Shoemaker will become directors of Middle Bay. Herod and Sexton will continue as officers of Shore and now hold offices with Middle Bay as Vice President-Corporate Development and Gulf Coast Division Manager, respectively.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

         (A) and (B)

         It is impractical to furnish with this Report the financial statements and the pro forma financial information relative to the acquisition described in
Item 2. Such information will be furnished by amendment under cover of Form 8 within 60 days from the date of this Report.

         (C) Exhibits

         2.1 - Agreement and Plan of Merger dated June 20, 1997 among Middle Bay, Shore Oil Company and its shareholders.
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

         Dated: July 2, 1997

                                    MIDDLE BAY OIL COMPANY, INC.



                                    By:     /s/  Frank C. Turner, II
                                       --------------------------------
                                                  Signature

                                                Vice President
                                       --------------------------------
                                                     Title

                                               Frank C. Turner, II
                                       --------------------------------
                                                      Name